RESTRICTED STOCK UNIT AGREEMENT UNDER THE FIFTH AMENDED AND RESTATED ANSYS, INC. 1996 STOCK OPTION AND GRANT PLAN Name of Grantee: No. of Restricted Stock Units Granted: Grant Date: Pursuant to the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (the “Plan”) as amended through the date hereof, ANSYS, Inc. (the “Company”) hereby grants the number of Restricted Stock Units listed above (the “Award”) to the Grantee named above. Each “Restricted Stock Unit” shall relate to one share of Common Stock, par value $.01 per share (the “Stock”), of the Company, subject to the restrictions and conditions set forth in this Restricted Stock Unit Agreement (the “Agreement”) and in the Plan. 1. Restrictions on Transfer of Award. The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until shares of Stock have been issued pursuant to Section 3 hereof. 2. Vesting of Restricted Stock Units. (a) The Restricted Stock Units shall become vested pursuant to the following schedule or as otherwise provided in Section 2 (each, a “Vesting Date”), so long as the Grantee continues to be employed by the Company on each such date: Incremental Number of Restricted Stock Units Vested Vest Date Notwithstanding the foregoing, if the Grantee’s employment with the Company is terminated on account of the Grantee’s death or Disability (as defined below), any Restricted Stock Units that are not vested shall automatically vest in full as of the date that the Grantee’s employment terminates by reason of death or Disability. For purposes hereof, “Disability” shall mean the Grantee’s termination of employment with the Company: (i) after becoming eligible to receive benefits under the Company’s then current long- term disability plan that is applicable to Grantee; (ii) where Grantee is not eligible under a Company long- term disability plan, after being officially declared permanently disabled under the mandatorily applicable health or welfare regulations of the applicable jurisdiction; or, (iii) in the absence of such a determination under said regulations, after being officially declared permanently disabled by a physician appointed by the Company in its sole discretion. (b) Notwithstanding anything herein to the contrary, in the event that this Award is assumed in the sole discretion of the parties to a Transaction (as defined in Section 3 of the Plan) or is Exhibit 10.26

2 continued by the Company and thereafter remains in effect following such Transaction, then this Award shall be deemed vested in full upon the date on which the Grantee’s employment with the Company and its subsidiaries or successor entities terminates if (i) such termination occurs within 18 months after such Transaction and (ii) such termination is by either the Company without Cause (as defined below), or by the Grantee if such termination by the Grantee is preceded during such 18-month period by any material adverse modification of the duties, principal employment location or compensation of the Grantee without his or her consent, subject, however, to the following sentence. In addition and notwithstanding anything herein to the contrary, in the event that the Grantee is not offered employment by the Company and its subsidiaries or any successor entities following a Transaction on substantially the same or better terms (including, without limitation, duties and compensation) than those in effect immediately prior to such Transaction, then this Award shall be deemed vested in full upon the date on which the Grantee’s employment with the Company and its subsidiaries terminates. For this purpose, “Cause” shall have the meaning given such term in the employment, severance or similar agreement between the Company and the Grantee and, in the absence of any such agreement, shall mean a determination by the Company that the Grantee shall be dismissed as a result of (i) any material breach by the Grantee of any agreement between the Grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Grantee of the Grantee’s duties to the Company. 3. Issuance of Shares of Stock. (a) Subject to the terms of the Plan and this Agreement, each Restricted Stock Unit entitles the Grantee to receive one share of Stock as soon as reasonably practicable following the Vesting Date. (b) As soon as reasonably practicable following each Vesting Date, but in no event later than 60 days after the end of the year in which such Vesting Date occurs, the Company shall direct its transfer agent to issue to the Grantee the number of shares of Stock equal to the incremental number of Restricted Stock Units that became vested on such Vesting Date in satisfaction of the Award via the Company’s dedicated on-line broker. (c) Shares of Stock shall be issued and delivered to the Grantee in accordance with Section 3(b) upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Grantee. (d) Until such time as shares of Stock are issued to the Grantee pursuant to Section 3(b), the Grantee shall have no rights as a stockholder with respect to any shares of Stock underlying the Restricted Stock Units, including but not limited to any voting rights.

3 4. Termination of Employment. Except as provided in Section 2(b) hereof, if the Grantee’s employment by the Company or its subsidiaries is terminated for any reason or under any circumstances, this Award shall no longer vest with respect to any unvested Restricted Stock Units. 5. Effect of Certain Transactions. Subject to Section 2(b) hereof, in the case of a Transaction (as defined in Section 3 of the Plan), the unvested portion of this Award shall terminate on the effective date of such Transaction, unless provision is made in such Transaction in the sole discretion of the parties thereto for the assumption or continuation of the unvested Award or the substitution for the unvested Award of new restricted stock units of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares, as provided in the Plan. 6. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms used herein shall have the meaning specified in the Plan, unless a different meaning is specified herein. 7. Transferability. This Award is personal to the Grantee, is non-assignable and is not transferable by Grantee in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Stock to be issued upon the vesting of this Award to the Grantee shall be issued, during the Grantee’s lifetime, only to the Grantee. 8. Tax Withholding. Any issuance of shares of Stock to a Grantee pursuant to this Award shall be subject to applicable tax withholding requirements. The Grantee shall, not later than the date as of which the transfer of shares of Stock pursuant to this Award becomes a taxable event for Federal income tax or other applicable withholding tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, local, non U.S., or other taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required minimum tax withholding amount to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy such minimum withholding obligation. 9. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Award to continue the Grantee in employment and neither the Plan nor this Award shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time, in accordance with applicable law. 10. Non-Competition, Non-Solicitation. As additional consideration for this Award to the Grantee, the Grantee hereby agrees that if he or she engages for any reason, directly or indirectly, whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or herself or any firm, corporation or other business organization other than the Company and its subsidiaries in any one or more of the following activities: (a) at any time during his or her employment with the Company or any Subsidiary (the “Employment Period”) and for a period of one year after the termination of his or her employment with the Company or any Subsidiary no matter what the cause of that termination (the “Post-Employment Period”), the development, marketing, solicitation, or selling of any product or service that is competitive with the products or services of the Company, or products or services that the Company has under development or

4 that are subject to active planning at any time during Grantee’s employment; provided that the restrictions set forth in this Section 10(a) for the Post-Employment Period shall not apply to any Grantee who is a California-based employee; (b) during the Employment Period and/or Post-Employment Period, the use of any of the Company’s confidential or proprietary information, copyrights, patents or trade secrets which was acquired by the Grantee as an employee of the Company and its subsidiaries; or (c) during the Employment Period and/or Post-Employment Period, any activity for the purpose of inducing, encouraging, or arranging for the employment or engagement by anyone other than the Company and its subsidiaries of any employee, officer, director, agent, consultant, or sales representative of the Company and its subsidiaries or attempt to engage any of them in a manner which would deprive the Company and its subsidiaries of their services or place them in a conflict of interest with the Company and its subsidiaries; then (i) this Award shall terminate effective on the date on which he or she first engages in such activity, unless terminated sooner by operation of any other term or condition of this Award or the Plan, and (ii) all shares of Stock issued to the Grantee pursuant to this Award shall become immediately due and payable by Grantee to the Company and if such shares of Stock have been sold by the Grantee, an amount equal to the proceeds from such sale shall become immediately due and payable by the Grantee to the Company. Grantee acknowledges and agrees that the activities set forth in this Section 10(a)-(c) are adverse to the Company’s interests, and that it would be inequitable for Grantee to benefit from this Award should Grantee engage in any such activities during or within one year after termination of his or her employment with the Company. Grantee acknowledges and agrees that the rights and remedies set forth in this Section 10 are in addition to and are not intended to limit any other rights or remedies the Company may have available to it, both during and at any time after the termination of Grantee’s employment with the Company, including without limitation, any rights or remedies the Company may have under the ANSYS Intellectual Property Protection Agreement or other similar agreements. The Grantee may be released from his or her obligations as stated above only if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company and its subsidiaries. Notwithstanding the foregoing, if the Grantee has an agreement with the Company in which any of the provisions therein are inconsistent with the covenants set forth in this Section 10, the terms of such other agreement shall control and shall supersede the covenants of this Section 10 but only to the extent of such inconsistency. 11. Section 409A of the Code. This Agreement shall be interpreted in such a manner that the Award shall be exempt from the requirements of Section 409A of the Code as a “short-term deferral” as described in Section 409A of the Code. 12. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

5 13. Data Privacy. Collection and use of Grantee’s personal data, as well as any personal data belonging to Grantee’s permitted beneficiaries hereunder, for the purposes of implementing, administering, and managing Grantee’s participation in the Plan shall be processed by Company in accordance with the ANSYS Global Data Protection Notice. Additional details about the types of personal data used to administer the Plan, including, where applicable, the Company’s policies on sharing of personal data with third-party service providers and cross-border data transfer, may be found in the Global Data Protection Notice. 14. Nature of Grant. In accepting the Award, the Grantee acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants; (c) all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company; (d) the Award and the Grantee’s participation in the Plan shall not be interpreted as forming an employment contract with the Company; (e) the Grantee is voluntarily participating in the Plan; (f) the Award and any shares of Stock acquired under the Plan are not intended to replace any pension rights or compensation; (g) the Award and any shares of Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments; (h) the future value of the shares of Stock underlying the Award is unknown, indeterminable, and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Grantee’s employment relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any); (j) unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Stock; and

6 (k) neither the Employer, the Company nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Grantee pursuant to settlement of the Award or the subsequent sale of any shares of Stock acquired upon settlement. 15. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying shares of Stock. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. 16. Language. If the Grantee has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 17. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. 18. Amendment. Pursuant to Section 18 of the Plan, the Committee may at any time amend or cancel any unvested portion of this Award, but no such action may be taken that adversely affects the Grantee’s rights under hereunder without the Grantee’s consent. 19. Severability. If any provision(s) hereof shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof. 20. Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. 21. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. 22. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Restricted Stock Unit Award and the shares of Stock acquired pursuant to the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 23. Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other Grantee.

7 24. Governing Law and Venue. This Agreement and the Award will be governed by, and construed in accordance with, the laws of the state of Delaware without giving effect to the conflict of law principles thereof. For any dispute that may arise in connection with this Agreement or the Award, the parties hereby submit to and consent to the jurisdiction of the Courts of the State of Delaware or the federal courts of the United States for the Third District, and no other courts. ANSYS, Inc. By: /s/ Ajei S. Gopal Name: Ajei S. Gopal Title: President and CEO The foregoing Award is hereby accepted and the terms and conditions of this Agreement are hereby agreed to by the undersigned. Electronic acceptance of this Award pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable. Dated: Grantee’s signature Grantee’s name and address:

8 INTERNATIONAL APPENDIX Additional Terms and Conditions Terms and Conditions This International Appendix includes additional terms and conditions that govern the award granted to you under the Plan for your country. Certain capitalized terms used but not defined in this International Appendix have the meanings set forth in the Plan and the Agreement that relate to your award. By acceptance of the award you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan and the Agreement and the terms of any other document that may apply to you and your award. Notifications This International Appendix also includes information regarding issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of the date set forth above. Such laws are often complex and change frequently. As a result, it is strongly recommended that you not rely on the information in this International Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in your award or sell shares acquired under the Plan. The information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. In addition, please note that the requirements may differ for residents and non-residents. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment to another country after the award was granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply. Provisions Applicable to all International Awards Tax Obligations. The following provision replaces Section 8 of the Agreement: The Grantee acknowledges that, regardless of any action the Company or, if different, the subsidiary employing or retaining the Grantee (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the ultimate liability for Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of shares of Stock

9 acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If the Grantee fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time of the applicable taxable event, the Grantee acknowledges and agrees that the Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock. Prior to the relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by withholding from proceeds of the sale of shares of Stock acquired at vesting of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization) without further consent. Alternatively, the Company and the Employer, or their respective agents, in their sole discretion and pursuant to such procedures as they may specify from time to time, may satisfy their withholding obligations with regard to all Tax-Related Items, if any, in whole or in part (without limitation) by: (i) requiring the Grantee to deliver cash or a check to the Company or the Employer, (ii) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company or the Employer, or (iii) withholding in shares of Stock to be issued upon settlement of the Restricted Stock Units; provided, however, that if the Grantee is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of shares of Stock acquired at vesting of the Restricted Stock Units, unless the use of such withholding method is inadvisable under applicable laws or has materially adverse accounting consequences, in which case, the withholding obligation for Tax-Related Items, if any, may be satisfied by one or a combination of methods (i) and (ii) above. Further, depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable statutory rates or other applicable withholding rates, including the maximum rates applicable in the Grantee’s jurisdiction, in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent.1 If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Stock, for tax purposes, the Grantee will be deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items. The Grantee agrees to pay to the Company and/or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold

10 or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company shall not be obligated to deliver any shares of Stock to the Grantee or the Grantee’s legal representative unless and until the Grantee or the Grantee’s legal representative shall have paid or otherwise satisfied the Grantee’s obligations in connection with the Tax-Related Items resulting from the Restricted Stock Units or the shares of Stock subject to the Restricted Stock Units. Nature of Grant. The following provision replaces Section 14 of the Agreement:2 In accepting the grant of Restricted Stock Units, the Grantee acknowledges that: (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) the Grantee’s participation in the Plan will not create a right to further employment with the Grantee’s employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate the Grantee’s employment relationship; (e) the Grantee is voluntarily participating in the Plan; (f) the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Grantee’s employment contract, if any; (g) the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer; (h) in the event that the Grantee is not an employee of the Company, the grant of Restricted Stock Units will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of Restricted Stock Units will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company;

11 (i) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (j) if the Grantee vests in the Restricted Stock Units and obtains Shares, the value of those Shares may increase or decrease in value; (k) in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or Shares acquired resulting from termination of the Grantee’s employment by the Company or the Employer; and (l) in the event of termination of the Grantee’s employment, Grantee’s right to receive the Restricted Stock Units and vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively providing services to the Company or any subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Committee, the Grantee’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment or service agreement, if any, unless the Grantee is providing bona fide services during such time); the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether the Grantee may still be considered to be providing services while on a leave of absence). Country-Specific Language Below please find country-specific language that applies to you if you are a citizen or resident of one of the following countries: Belgium, Canada, China. France, Germany, Greece, India, Ireland, Italy, Japan, Poland, Singapore, South Korea, Spain, Sweden, Switzerland, Taiwan and United Kingdom. BELGIUM Notifications Tax Reporting Information. Grantees are required to report any bank accounts opened and maintained outside Belgium on their annual tax return. CANADA Terms and Conditions

12 Restricted Stock Units Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or the Agreement, you understand that any Restricted Stock Units granted to you shall be paid in shares only and do not provide any right for you to receive a cash payment. The following provision will apply to residents of Quebec: Language Consent. The parties to the Agreement have expressly required that the Agreement and all documents and notices relating to the Agreement be drafted in English. Les parties aux présentes ont expressément exigé que la présente convention et tous les documents et avis qui y sont afférents soient rédigés en anglais. Notifications Additional Restrictions on Resale. In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. Grantees are encouraged to seek legal advice prior to any resale of such securities. In general, Grantees resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada. Tax Reporting. The Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes shares) exceeds Cdn.$100,000. Grantees should consult their own tax advisor regarding this reporting requirement. CHINA Due to Chinese legal requirements, Shares of ANSYS, Inc. acquired under any company equity plans must be maintained in the designated brokerage account until the Shares are sold through the designated brokerage account with the net sales proceeds being paid to you through your current or most recent PRC employer. As a condition of the grant of RSUs, to the extent that you hold any Shares on the date that is six (6) months after the date of your termination of active employment with ANSYS and its subsidiaries and affiliates, you authorize E*Trade Financial Corporate Services, Inc. (or any successor broker designated by ANSYS) to sell such Shares on your behalf at that time or as soon as is administratively practical thereafter. Under local law, Grantee is required to repatriate to China the proceeds from your participation in any company equity Plans, including proceeds from the sale of Shares acquired through RSU lapses and any dividends or dividend equivalents paid to you through a special exchange control account established by ANSYS or one of its subsidiaries or affiliates in China. You hereby agree that any proceeds from your participation in the Plan may be transferred to such special account prior to being delivered to you through your current or most recent PRC employer. Further, if the proceeds from your participation in the Plan are converted to local currency, you acknowledge that the Company (including its subsidiaries and affiliates) are under no obligation to secure any currency conversion rate, and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear the risk of any currency conversion rate fluctuation between the date that your proceeds are delivered to the special

13 exchange control account and the date of conversion of the proceeds to local currency. ANSYS reserves the right to impose such further restrictions or conditions as may be necessary to comply with changes in applicable local laws in China. Please note that the above provisions will apply to all RSUs granted to you under a company equity plan. If you are not a PRC national, the above provision will apply to you to the extent approved by SAFE or its local branch office in accordance with local laws. FRANCE Terms and Conditions French Sub-Plan. The Restricted Stock Units are intended to qualify for the special tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225- 197-6 of the French Commercial Code, as amended, and are subject to the provisions below and the Rules of the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan for Restricted Stock Units Granted to French Grantees (the “French Sub-Plan”), which has been provided to the Grantee and is incorporated herein. The Company does not undertake to maintain the qualified status of the Restricted Stock Units and the Grantee will not be entitled to damages of any nature whatsoever if the Restricted Stock Units become disqualified. Capitalized terms not defined herein will have the same meanings as set forth in the French Sub-Plan and the Agreement. Consent to Receive Information in English. By accepting the Restricted Stock Units, the Grantee confirms having read and understood the Agreement and the Plan, including all terms and conditions included therein, which were provided in the English language. The Grantee accepts the terms of those documents accordingly. Consentement relatif à la réception d'informations en langue anglaise. En acceptant les droits sur des actions assujetties à des restrictions, le Grantee confirme avoir lu et compris le Contrat et le Plan, y compris tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Grantee accepte les dispositions de ces documents en connaissance de cause. Vesting of Restricted Stock Units. This provision supplements Section 2 of the Agreement: Notwithstanding the vesting schedule set forth in Section 2 of the Agreement, the Restricted Stock Units will not vest and the underlying shares of Stock will not be delivered to the Grantee prior to the expiration of any specific period calculated from the Grant Date as may be required to comply with the minimum mandatory vesting period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or under the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security treatment in France. The applicable minimum mandatory vesting period currently is one year from the Grant Date. Termination Due to Death. This provision supplements Section 2 of the Agreement:

14 Notwithstanding anything to the contrary in Section 2 of the Agreement or in the Plan, in the case of the Grantee’s death, the shares of Stock subject to unvested Restricted Stock Units will vest only if the Grantee’s heir or heirs request the delivery of the share of Stock subject to the Restricted Stock Units within a period of six months following the Grantee’s death. If a timely request is made, the Restricted Stock Units will be settled in shares of Stock as soon as practicable following the request. If no such request is made within six months following the Grantee’s death, the Restricted Stock Units will be forfeited.   Mandatory Holding Period. Notwithstanding anything to the contrary in the Agreement or in the Plan, any shares of Stock issued to the Grantee upon settlement of the Restricted Stock Units must be held (and cannot be sold or transferred) until the expiration of a period which currently shall not be less than two years from the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or under the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security treatment in France; provided, however, that this mandatory holding period will not apply in the event the Grantee dies or terminates his or her employment due to Disability (as defined in the French Sub-Plan). In order to enforce this provision, the Company may, in its discretion, issue appropriate “stop transfer” instructions to its transfer agent or hold the shares of Stock until the expiration of the mandatory holding period set forth above. Such shares of Stock may be held by the Company, a transfer agent designated by the Company or with a broker designated by the Company. Closed Periods. Notwithstanding the mandatory holding period and even after such holding period has expired, any shares of Stock acquired upon vesting of the Restricted Stock Units may not be sold during certain Closed Periods as provided for and defined by Section L. 225-197-1 of the French Commercial Code, as amended, and by the French Sub-Plan, for so long as and to the extent that the Closed Periods are applicable to the shares of Stock underlying French-Qualified Restricted Stock Units granted by the Company. Notifications Foreign Asset/Account Reporting Information. French residents are required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing their annual tax returns. The Grantee should consult his or her personal advisor to ensure compliance with applicable reporting obligations. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If a Grantee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will file the report for the Grantee. INDIA Terms and Conditions

15 Repatriation of Proceeds. You understand that you must repatriate any proceeds from the sale of Shares acquired upon vesting of the Restricted Stock Units to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation. Notifications Tax Information. The amount subject to tax at vesting may partially be dependent upon a valuation of Shares from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law. IRELAND Notifications Director Notification Requirement. If you are a director or a shadow director or secretary of an Irish affiliate of Ansys, pursuant to Section 53 of the Irish Company Act of 1990, and you own more than a 1% interest in Ansys, you must notify the Irish affiliate of Ansys in writing within five business days of receiving or disposing of an interest in Ansys (e.g., stock options, RSUs, shares, etc.) or within five business days of the event giving rise to the notification requirement, or within five days of becoming a director, shadow director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or minor child, whose interests will be attributed to the director, shadow director or secretary. ITALY Notifications Exchange Control Information. By September 30th of each year, the Grantees are required to report on their annual tax return (Form RW) any foreign investments (including proceeds from the sale of Shares acquired upon vesting) held outside of Italy if the investment may give rise to income in Italy. However, deposits and bank accounts held outside of Italy only need to be disclosed if the value of the assets exceeds €10,000 during any part of the tax year. With respect to Shares received upon vesting of the Restricted Stock Units, the Grantees must report (i) the value of the Shares at the beginning of the year or on the day the Grantee acquired the Shares, whichever is later; and (ii) the value of the Shares when sold, or if the Grantee still owns the Shares at the end of the year, the value of the Shares at the end of the year. The value to be reported is the fair market value of the Shares on the applicable dates mentioned above. JAPAN

16 Notifications Exchange Control Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares. POLAND Notifications Exchange Control Information. While you are responsible for any exchange control filings, no advance foreign exchange permit is required for the acquisition, holding or disposal of Shares. However, if the value of your Shares exceeds the equivalent of PLN 7,000,000, you will have to notify the National Bank of Poland of such holdings on a quarterly basis. If such reporting obligation applies to you and your shareholding exceeds 10% of the Company’s total voting stock, you will also be required to notify the National Bank of Poland by the end of May of each subsequent year. Exchange Control Information. If a Polish resident transfers funds in excess of €15,000 into Poland, the funds must be transferred via a Polish bank account or financial institution. Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred. SINGAPORE Notifications Director Notification Requirement - If you are a director, associate director or shadow director of a Singapore affiliate of the Company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean affiliate in writing when you receive an interest in shares (e.g., RSUs or Shares) in the Company or any related companies. In addition, you must notify the Singapore affiliate when you sell Shares or any related company (including when you sell Shares acquired through vesting of your RSU or pursuant to any other Award granted under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in shares of the Company or any related company. In addition, a notification must be made of your interests in shares of the Company or any related company within two business days of becoming a director. Securities Law Information - The grant of the Awards is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). As a result, the grant is exempt from the prospectus and registration requirements under Singaporean law and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.

17 SOUTH KOREA Notifications Exchange Control Information. If you receive US$500,000 or more from the sale of underlying Shares, Korean exchange control laws require you to repatriate the proceeds to South Korea within 18 months of sale. SPAIN Notifications Exchange Control Information. All acquisitions of foreign shares by Spanish residents must comply with exchange control regulations in Spain. Because of foreign investment requirements, the acquisition of Shares upon vesting of the Restricted Stock Units must be declared for statistical purposes to the Spanish Direccion General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE”). If you acquire Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for you. Otherwise, you must make the declaration by filing a form with the DGPCIE. If you import the Shares acquired upon vesting of the Restricted Stock Units into Spain, you must declare the importation of the share certificates to the DGPCIE. In addition, you must also file a declaration of the ownership of the Shares with the Directorate of Foreign Transactions each January while the shares are owned. These filings are made on standard forms furnished by the Directorate of Foreign Transactions. When you receive any foreign currency payments (i.e., as a result of the sale of the Shares), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., name, address, and fiscal identification number; the name and corporate domicile of the company; the amount of the payment; the type of foreign currency received; the country of origin; and the reason for the payment). Tax Reporting. If you hold assets (e.g., cash or shares in a bank or brokerage account) or rights outside Spain that exceed €50,000 per type of asset, you must file a Form 720 with the Spanish Tax Authorities by April 30th of each year. SWITZERLAND Notifications Securities Law Information. The offer of the Restricted Stock Units is considered a private offering in Switzerland and is not subject to registration in Switzerland.

18 TAIWAN Notifications Exchange Control Information. Taiwan’s foreign exchange control regulations may have an impact on the grant and vesting of the Restricted Stock Units as well as the repatriation of capital gains realized from the holding or sale of the underlying Shares. Under current foreign exchange regulations, a Taiwanese resident can remit up to US $5 million (or an equivalent amount of other foreign currencies) per year into or out of Taiwan without prior approval from the Taiwan Central Bank. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank. UNITED KINGDOM Terms and Conditions Purpose. This section is to modify those provisions of the Plan in order for awards made under the Plan, and communications concerning those awards, to be exempt from provisions of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA"). Application. These provisions shall be used solely to grant awards to employees of the Company or any member of the same group as the Company resident and providing services in the United Kingdom. (The term "group" in relation to the Company shall bear the meaning given to such term in section 421 of the FSMA.) Restricted Delivery of Awards. Payments of benefits under these provisions shall be made only in Shares or such other securities of the Company that may arise from such Shares under the adjustment provisions of the Plan. For the avoidance of doubt, and without limitation, no cash settlement of awards (including dividends or dividend equivalent payments in cash) shall be permissible. Exercise of Restricted Stock Units/Vesting of Awards. The Administrator may specify, in its discretion, any other conditions of exercise and/or vesting of awards that will be specified in the award agreement. Restricted Transfer of Rights. The persons to whom rights under awards may be assigned or transferred, whether by will or the laws of descent and distribution or any transferability of awards shall be limited to a Grantee's children and step-children under the age of eighteen, spouses and surviving spouses and civil partners and civil partners (within the meaning of the United Kingdom Civil Partnerships Act 2004) and surviving partners. Tax. All awards will be subject to tax withholding and all references to "tax" shall be read and construed as including, without limitation, United Kingdom income tax and primary class 1 (employee's) national insurance contributions that the Grantee's employer is liable to account for and,

19 if so agreed between the Company and the Grantee, secondary class 1 (employer's) national insurance contributions that the Grantee's employer is liable to account for.